UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2015, David C. Kehoe notified TransMontaigne Partners L.P. (the “Partnership”) of his intention to resign from the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership, such resignation to be effective September 18, 2015.  Mr. Kehoe was appointed to the board of directors of the General Partner on July 1, 2014 by NGL Energy Partners L.P., which indirectly owns and controls the General Partner.  Mr. Kehoe did not serve on the Audit, Compensation or Conflicts Committees of the board of directors of the General Partner.  Mr. Kehoe’s letter of resignation did not indicate that there were any disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.  The Partnership provided Mr. Kehoe with a copy of the disclosure regarding his resignation contained in this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: September 22, 2015	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary